UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2012

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2012, Essex Portfolio, L.P. (the “Operating Partnership”) entered into a Note Purchase Agreement, dated as of March 14, 2012 (the “Agreement”), among the Operating Partnership, Essex Property Trust, Inc. (“Essex”) and the purchasers party thereto providing for issuance in a private placement of $100 million of its 4.27% Senior Guaranteed Notes, Series C, due April 30, 2021 (the “Series C Notes”), $50 million of its 4.30% Senior Guaranteed Notes, Series D, due June 29, 2021 (the “Series D Notes”), and $50 million of its 4.37% Senior Guaranteed Notes, Series E, due August 30, 2021 (the “Series E Notes” and, together with the Series C Notes and the Series D Notes, the “Notes”).  The Agreement provides for issuance of the Notes in three closings, subject to satisfaction of certain conditions.  The Agreement provides for the closing of issuance of the Series C Notes between April 30, 2012 and May 2, 2012, for the closing of issuance of the Series D Notes between June 29, 2012 and July 3, 2012 and for the closing of issuance of the Series E Notes between August 30, 2012 and September 4, 2012.  Essex is the sole general partner of the Operating Partnership.

The Series C Notes will have a nine year term and an interest rate of 4.27%, the Series D Notes will have a nine year term and an interest rate of 4.30% and the Series E Notes will have a nine year term and an interest rate of 4.37%.  The Notes will be unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by Essex.

Subject to the terms of the Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed below, or interest under the Notes and (ii) a default in the payment of certain other indebtedness of the Operating Partnership or of Essex or of their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the holders.

The Operating Partnership will be permitted to prepay at any time all, or from time to time any part of, the outstanding Notes, in the amount not less than 10% of the Notes then outstanding at (i) 100% of the principal amount so prepaid, together with accrued interest, and (ii) the “Make-Whole Amount” as defined in the Agreement in the case of any Note prepaid sooner than 90 days before its maturity.   The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.

The descriptions in this Form 8-K of the Notes and the Agreement are not intended to be complete descriptions of those documents, and the descriptions are qualified in their entirety by the full text of the documents, which are attached as exhibits to, and incorporated as reference in, this Form 8-K.

Item 8.01. Other Events.

On March 15, 2012, we issued a press release announcing the entry into the Agreement for issuance of the Notes, a copy of which is furnished as Exhibit 99.1 hereto.  The information in this item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 is being filed, and Exhibit 99.1 is being furnished, with this Form 8-K.

Exhibit Number	Description

10.1
Note Purchase Agreement, dated as of March 14, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc. and the purchasers of the notes party thereto (including the forms of the 4.27% Senior Guaranteed Notes, Series C, due April 30, 2021, the 4.30% Senior Guaranteed Notes, Series D, due June 29, 2021, and the 4.37% Senior Guaranteed Notes, Series E, due August 30, 2021).  The schedules and certain exhibits to this agreement, as set forth in the agreement, have not filed been filed herewith.  Essex agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012

Essex Property Trust, Inc.

	By:	/s/ Michael T. Dance

Michael T. Dance
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Note Purchase Agreement, dated as of March 14, 2012, among Essex Portfolio, L.P., Essex Property Trust, Inc. and the purchasers of the notes party thereto (including the forms of the 4.27% Senior Guaranteed Notes, Series C, due April 30, 2021, the 4.30% Senior Guaranteed Notes, Series D, due June 29, 2021, and the 4.37% Senior Guaranteed Notes, Series E, due August 30, 2021).  The schedules and certain exhibits to this agreement, as set forth in the agreement, have not filed been filed herewith.  Essex agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

99.1	Press release.